PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of November 22, 2000, made by GARY D. MORGAN, an individual having an address c/o Globaltron Corporation, 45 Broadway, New York, New York 10006 (the "Pledgor") to Arthur Lipson, trustee, with address at 1920 E. Hallandale Beach Blvd, Suite 906, Hallandale, Florida 22009 ("Lender").

                             PRELIMINARY STATEMENTS

                  A. The Pledgor is the owner of 4,000,000 shares of the common stock (the "Pledged Shares") of GLOBALTRON CORPORATION (f/k/a WIN-GATE EQUITY GROUP, INC.) ("Globaltron" or the "Borrower");

                  B. Pursuant to the terms of a certain Pledge and Security Agreement (the "Prior Pledge Agreement") dated as of September 27, 2000, Pledgor has pledged the Pledged Shares to Colpafinsa, S.A. ("Colpafinsa") and GNB Bank Panama S.A. ("GNB") in order to secure the punctual repayment of loans (inclusive of interest, attorneys fees and costs of collection thereunder) to the Borrower form Colpafinsa and GNB in the principal amounts of $4,000,000 and $5,000,000 respectively (the "Prior Loans");

                  C. Lender and Globaltron have entered into a Loan Agreement, dated as of October 24, 2000 (the "Loan Agreement") pursuant to which Global from issued to Lender a promissory note (the "Note"), payable under the terms and conditions set forth thereto and due on March 24, 2001, for the sum of US$900,000;

                  D. Subject to the provisions of this Agreement in order to secure the punctual payments contemplated in Loan Agreement when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under Loan Agreement, whether for principal, interest, fees, expenses or otherwise and the accuracy of the representations and warranties of the Borrower under the Loan Agreement (such obligations being the "Loan Obligations") by the pledge contemplated in this Agreement;

                  E. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Loan Agreement.

                  NOW, THEREFORE in consideration of the premises and (i) as an inducement to Lender to amend the terms of the Loan Agreement and to provide collateral to Lender under the Loan Agreement, the parties hereto agree as follows:

                  SECTION 1. Pledge. Subject to the provisions of Section 8 hereof, the Pledgor hereby pledges and grants to Lender for its benefit a lien and a security interest in the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of the Pledged Shares provided that the rights of the Lender are subject to the rights of GNB and Colpafinsa under the Prior Pledge Agreement (the "Pledged Collateral"), as provided for herein.

                  SECTION 2. Security for Obligations. This Agreement secures the payment of the obligations of the Borrower under the Loan Agreement and the Note (the "Obligations"). The Pledgor agrees to pay, including reasonable counsel fees and expenses, incurred by the Lender in enforcing any rights under this Agreement.

                  SECTION 3. Pledge Absolute. The liability of the Pledgor under this Agreement shall be absolute and unconditional irrespective of:

                                    any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to departure from the Loan Agreement.

                                    any exchange, release or non-perfection of
any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                                    any other circumstance which might otherwise
constitute a defense available to, or a discharge of, the Borrower or the Pledgor.



                  SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

                  a. The Pledged Shares have been duly authorized and validly issued.

                  b. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance (individually and collectively, the "Liens") except for the security interest created by the Prior Pledge Agreement and by this Agreement.

                  c. The execution of this Agreement by the Pledgor creates a valid and perfected security interest in the Pledged Collateral, securing the payment of the Obligations.

                  d. No authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or self-regulatory organization is required for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).


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


                  e. Legal, Valid and Binding Nature. This Agreement is legal, valid and binding obligations of the Pledgor enforceable against him in accordance with their respective terms.

                  f. Absence of Litigation. No actions, suits, proceedings or investigations are pending or threatened against or affecting the Pledgor or his properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would have a material adverse effect on the business, condition, financial or otherwise or, properties of the Pledgor.

                  SECTION 5. Affirmative Covenants. The Pledgor covenants and agrees that, so long as any part of the Obligations shall remain unpaid, the Pledgor will, unless the Lender shall otherwise consent in writing:

                  a. Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations, orders and requirements of every duly constituted governmental or quasi-governmental authority or agency or self-regulatory organization applicable to the Pledgor.

                  b. Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon his property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon his property, provided, however, that it shall not be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings; and maintain appropriate reserves in respect of taxes, assessments, governmental charges and levies.

                  c. Compliance with Terms of All Agreements. Perform all of his obligations under, and comply in all respects with the terms of, all agreements and other instruments of any nature, whether written or unwritten, to which the Pledgor is a party or becomes bound.

                  d. Notification. Promptly advise the Lender of any action, claim or proceeding which has been commenced or threatened against the Pledgor or any or his assets.

                  SECTION 6. Assurances. The Pledgor agrees that at any time and from time to time, at his expense, he will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lenders to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 7. Remedies. Upon a default of Borrower in payment of the Obligations, Lender shall have the right to pursue its remedies in accordance with and subject to the Uniform Commercial Code and this Agreement; provided, however, Lender shall be prohibited from taking any actions under this Agreement for a period of thirty (30) days after Lender has informed Colpafinsa and GNB in writing of a default of Borrower in payment of the Obligations.


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


                  If Colpafinsa and/or GNB take no action to foreclose upon the "Pledged Shares" within thirty (30) days after having received written notice from Lender of a default in the Obligations, Lender shall have the right to foreclose against 1,000,000 shares of the Pledged Shares, on its own, and without any rights of participation against the proceeds of such shares by Colpafinsa and GNB until the Obligations to Lender are satisfied.

                  If Colpafinsa and/or GNB:

                  (A) elect to foreclose against the Pledged Shares within thirty (30) days after they have received written notice from Lender of a default of Borrower in the payment of the Obligations, or

                  (B) GNB and/or Colpafinsa take actions to foreclose upon the Pledged Shares as a result of a default by Borrower under the terms of the Prior Loans or the Prior Pledge Agreement (providing Lender has not already instituted its foreclosure of 1,000,000 shares of the Pledge Shares as provided for above) then:

                      GNB or Colpafinsa shall have the right to control the sale of the Pledged Shares; provided they act with reasonable due diligence to sell the Pledged Shares upon any foreclosure; and if they do not take any reasonable actions upon any foreclosure, the provisions of this Section 7(i) shall not be applicable; and

                      Lender shall have the right to have a pro rata share of the net proceeds from the sale of the Pledged Shares. For purposes of this subSection 7(ii) a "prorata share" shall mean the greater of (a) 25% or (b) the proportion derived from dividing 1,000,000 by 1,000,000 plus the number of other shares of stock of the Borrower comprising the "Pledged Shares" under this Agreement. In this connection it is acknowledged that GNB and/or Colpafinsa and Pledgor may release up to 3,000,000 shares of the Pledged Shares from the terms of this Agreement and the Prior Pledge Agreement, but such release shall not effect the 1,000,000 shares reserved for the benefit of Lender under this Agreement.

                  SECTION 8. Rights. Notwithstanding anything contained in this Agreement to the contrary but subject to its participation in any proceeds of a foreclosure on the Pledged Shares as provided in Section 7, Lender shall not be considered to have any right in the Pledged Shares (as between it and GNB and Colpafinsa) in excess of 1,000,000 shares.

                  SECTION 9. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 10. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic and telex communication) and mailed or telegraphed or telexed or delivered, if to the Pledgor, addressed to it at the address at the outset of this Agreement and faxed to (212) 509-6148, Attention of Gary D. Morgan, if to the Lender, at the address of them specified in the Loan Agreement, if to GNB or Colpafinsa, if notice


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



is needed under this Agreement, addressed to them at c/o Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 and faxed to (212) 969-2900, Attention of David W. Sloan, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

                  SECTION 11. Severability of Provisions. Any provision of this Agreement which is provided or uneforceable in any jurisdiction shall, as to such jurisdiction, be effective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 12. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein or in the Agreements, terms defined in
Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The parties to this Agreement specifically authorize any action brought upon the enforcement of this Agreement to be instituted and prosecuted in the Circuit Court of Broward County or in the United States District Court for the Southern District of Florida.

                  SECTION 13. The parties agree that the Pledged Shares shall be delivered to Proskauer Rose LLP to hold in escrow pursuant to a written Escrow Agreement acceptable to Borrower, Lender, GNB and Colpafinsa. The Pledged Shares shall be delivered to said Escrow Agent within ten (10) days from the date of this Agreement.

                  SECTION 14. This Agreement may be executed in counterparts and all counterpart signatures, when taken together shall constitute one and the same Agreement. The facsimile signatures of the parties may be relied upon as original signatures.


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


                  IN WITNESS WHEREOF, Pledgor has executed this Agreement on the date hereinabove first written.

                                                           /s/ Gary D. Morgan
                                                           -------------------
                                                           Gary D. Morgan


AGREED TO AND ACCEPTED:


         /s/ Arthur Lipson
         ----------------------
         Arthur Lipson, Trustee

                                     JOINDER

                  GNB and Colpafinsa hereby join in the execution of this Agreement and agree:

                  1. That they will inform Lender in writing at 1920 East Hallandale Beach Blvd., Hallandale, Florida 33009 if they take any action to foreclose upon any of the Pledged Shares, or institute any litigation against Borrower, or release any of the Pledged Shares as provided for in Section 7(ii);

                  2. That they and their counsel have ample opportunity to review the terms of the Loan Agreement and documents executed in connection therewith, and that they acknowledge and agree that the Loan of Lender to Borrower is not subordinate in payment to their loans; and

                  3. To the extent necessary or appropriate, they agree and consent to the terms of this Pledge and Security Agreement.

                           GNB Bank Panama S.A.

                           By:      /s/Camilo Verastegui
                                ------------------------------------------------
                                                          its authorized officer


                           Colpafinsa, S.A.

                           By:      /s/Magda Rodriguez
                                ------------------------------------------------
                                                          its authorized officer




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